AMENDMENT TO THE AGENCY AGREEMENT

DATED JANUARY 1, 1998 BETWEEN DST SYSTEMS, INC. AND

OLD MUTUAL ADVISOR FUNDS II

THIS AMENDMENT dated June 4, 2007 to the Agency Agreement dated January 1, 1998, as amended (the “Agency Agreement”), by and between DST Systems, Inc. (“DST”) and Old Mutual Advisor Funds II (“OMAF II”), shall be as follows:

WHEREAS, effective June 4, 2007, the registration of a new series of OMAF II became effective; and

WHEREAS, the new series is known as the Old Mutual TS&W Mid-Cap Value Fund as indicated on Exhibit A, attached hereto; and

WHEREAS, the parties wish to amend Exhibit A to the Agency Agreement to allow for the provision of services by DST to the Old Mutual TS&W Mid-Cap Value Fund.

NOW, THEREFORE, the parties agree as follows:

1.            Exhibit A to the Agency Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

DST SYSTEMS, INC.

By:	/s/ Tom Schmidt
Name:	Tom Schmidt
Title:	Vice President

OLD MUTUAL ADVISOR FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

EXHIBIT A TO AGENCY AGREEMENT

DATED JANUARY 1, 1998, AS AMENDED, BETWEEN

DST SYSTEMS, INC. AND OLD MUTUAL ADVISOR FUNDS II

AS AMENDED JUNE 4, 2007

FUND NAME	TYPE OF ORGANIZATION	OPEN/CLOSED	STATE OF ORGANIZATION	TAXPAYER I.D. NUMBER
Old Mutual Analytic U.S. Long/Short Fund	Business Trust	Open	Delaware	23-3101388
Old Mutual Barrow Hanley Value Fund	Business Trust	Open	Delaware	23-3101392
Old Mutual Columbus Circle Technology and Communications Fund	Business Trust	Open	Delaware	23-2815873
Old Mutual Emerging Growth Fund	Business Trust	Open	Delaware	23-2765951
Old Mutual Focused Fund	Business Trust	Open	Delaware	23-2988594
Old Mutual Growth Fund	Business Trust	Open	Delaware	76-0163417
Old Mutual Heitman REIT Fund	Business Trust	Open	Delaware	23-3101391
Old Mutual Large Cap Fund	Business Trust	Open	Delaware	23-2862589
Old Mutual Large Cap Growth Fund	Business Trust	Open	Delaware	23-2798372
Old Mutual Large Cap Growth Concentrated Fund	Business Trust	Open	Delaware	23-2860860
Old Mutual Mid-Cap Fund	Business Trust	Open	Delaware	23-2862587
Old Mutual Select Growth Fund	Business Trust	Open	Delaware	23-2798367
Old Mutual Small Cap Fund	Business Trust	Open	Delaware	23-2882099
Old Mutual Strategic Small Company Fund	Business Trust	Open	Delaware	23-2862590
Old Mutual TS&W Mid-Cap Value Fund	Business Trust	Open	Delaware	32-0194738
Old Mutual TS&W Small Cap Value Fund	Business Trust	Open	Delaware	65-1195628
Old Mutual Cash Reserves Fund	Business Trust	Open	Delaware	23-2798368
Old Mutual Dwight Intermediate Fixed Income Fund	Business Trust	Open	Delaware	65-1195626
Old Mutual Dwight Short Term Fixed Income Fund	Business Trust	Open	Delaware	23-3101389